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                                                                   Exhibit 99.1


                                 April 16, 2001

VIA TELECOPY AND FEDERAL EXPRESS

Mr. Mark A. Oldham
Chief Financial Officer
Pen Holdings, Inc.
Pen Coal Corporation
The Elk Horn Coal Corporation
River Marine Terminals, Inc.
Third Floor, Center Court Building
5110 Maryland Way
Brentwood, Tennessee 37027


        Re: Amended and Restated Credit Agreement ("Credit Agreement") dated as of June 3, 1998, as amended, entered into by and among Pen Holdings, Inc. as Borrower (the "Borrower"), and Mellon Bank, N.A., CIBC, Inc. and AmSouth Bank (the "Banks") and Mellon Bank, N.A. as agent for the Banks (the "Agent")


Dear Mr. Oldham:

        Reference is made to the Credit Agreement and specifically to Forbearance and Amendment No. 4 to Credit Agreement dated as of March 16, 2001 (the "Forbearance Agreement"). Terms which are used in this letter as defined terms and are not otherwise defined in this letter shall have the meanings given to those terms in the Credit Agreement.

        Subject to the condition contained in the next succeeding sentence, the Banks and the Agent hereby agree to (i) substitute the date of "April 23, 2001" for the date "April 16, 2001" in Section 3 of the Forbearance Agreement, and (ii) amend the definition of "Forbearance Period" to include the period through and including April 23, 2001. The foregoing amendment is conditioned on an extension by Travelers of the forbearance period contained in the Travelers Forbearance Agreement to at least April 23, 2001. Except as specifically modified above, the Forbearance Agreement remains in full force and effect.

        The Agent and the Banks reserve all rights under the Loan Documents, including but not limited to the right to demand payment in full of the obligations of the Borrower evidenced by the Loan Documents upon the occurrence of an Event of Default and the right to make no further



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Loans while any Potential Default or Event of Default is in existence. No delay, omission or action on the part of the Agent or the Banks in exercising any right or taking any measure pursuant to the Loan Documents shall operate as a waiver of any such rights, nor shall any delay or omission herein operate as a waiver for any reason whatsoever.

        Nothing contained in this letter shall be construed to impair the security of the Agent or the Banks or their successors and assigns under the Credit Agreement or any of the Loan Documents nor affect or impair any rights or powers that the Agent or the Banks may have under the Credit Agreement or the Loan Documents for the recovery of the indebtedness of the Borrower to the Banks in case of nonfulfillment of the terms, provisions and covenants contained in the Credit Agreement and the Loan Documents. All rights, powers and remedies of the Agent and the Banks under any other agreement now or at any time hereafter in force between the Agent and the Banks and the Borrower shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Banks by law.


                                   Very Truly yours,
                                   MELLON BANK, N.A., in its capacity as Agent under the Credit Agreement


                                   By: /s/ John Joseph Ligday
                                      ----------------------------------------

                                   Title: Vice President
                                         -------------------------------------


Agreed to and accepted:

Banks:

CIBC, INC.


By: /s/ Howard Palmer
   ----------------------------------------

Title: Executive Director
      -------------------------------------

AMSOUTH BANK


By: /s/ Rex Hamilton
   ----------------------------------------

Title: Commercial Banking Officer
      -------------------------------------


Borrower:

PEN HOLDINGS, INC.

By: /s/ Mark A. Oldham
   ----------------------------------------

Title: Secretary/Treasurer
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